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As filed with the Securities and Exchange Commission on July 12, 2002

Registration No. 333-74424

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEAM FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Kansas	48-1017164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

EMPLOYEE STOCK OWNERSHIP PLAN
(Full title of the plan)

Robert J. Weatherbie, Chief Executive Officer
Team Financial, Inc.
8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of communications to:

David A. Thayer, Esq.
Jones & Keller, P.C.
1625 Broadway, Suite 1600
Denver, Colorado 80202
(303) 573-1600

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	1,177,753	$10.29	$12,119,078	$1,115

(1)
Calculated pursuant to Rule 457(c), equal to the closing price per share on July 10, 2002, as reported by the Nasdaq Stock Market.

        Pursuant to the undertakings included in Item 9(a) of this Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on December 3, 2001 (#333-74424) which is incorporated herein by reference, and as required by General Instruction E of Form S-8, Team Financial, Inc. hereby registers an additional 1,177,753 shares of its Common Stock issuable pursuant to its Employee Stock Ownership Plan.

Item 8. Exhibits.

        The following documents are filed as a part of this registration statement.

Exhibit Number	Description
5.1	Opinion of Jones & Keller, P.C. regarding legality of securities[1]
10.11	Team Financial, Inc. Employee Stock Ownership Plan Summary[2]
10.12	Team Financial, Inc. 1999 Stock Incentive Plan[2]
10.14	Team Financial, Inc. Employee Stock Purchase Plan[2]
23.1	Consent of KPMG LLP[1]
23.2	Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5).
24	Power of Attorney[3]

Filed herewith

2
Filed under the same exhibit number with Registration Statement on Form S-1, as amended (Registration Statement No. 333-76163 declared effective by the Commission on August 6, 2001) and incorporated herein by reference.

3
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Paola, State of Kansas, on July 12, 2002.

TEAM FINANCIAL, INC.
By:	/s/ ROBERT J. WEATHERBIE Robert J. Weatherbie, Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ ROBERT J. WEATHERBIE Robert J. Weatherbie	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	July 12, 2002
By:	/s/ MICHAEL L. GIBSON Michael L. Gibson	Chief Financial Officer and a Director (Principal Financial and Accounting Officer)	July 12, 2002
By:	/s/ ROBERT J. WEATHERBIE Power of Attorney for Montie K. Taylor	Vice President and a Director	July 12, 2002
By:	/s/ ROBERT J. WEATHERBIE Power of Attorney for R.G. (Gary) Kilkenny	Director	July 12, 2002
By:	/s/ ROBERT J. WEATHERBIE Power of Attorney for Carolyn S. Jacobs	Director	July 12, 2002
By:	/s/ ROBERT J. WEATHERBIE Power of Attorney for Neil Blakeman	Director	July 12, 2002
By:	/s/ ROBERT J. WEATHERBIE Power of Attorney for Denis A. Kurtenbach	Director	July 12, 2002
By:	Keith B. Edquist	Director	July 12, 2002

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Jones & Keller, P.C. regarding legality of additional securities.
23.1	Consent of KPMG LLP
23.2	Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1).

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  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX